UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2017

BIOHITECH GLOBAL, INC.

(formerly known as Swift Start Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported, on March 30 2017, BioHiTech Global Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to sell and the investor agreed to purchase units of up to $550,000 in convertible notes (“Notes”) and warrants (the “Warrants”) to purchase 0.2475 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for each $1 of Notes purchased. On March 31, 2017, the Investor purchased $110,000 in Notes, plus warrants to purchase 24,750 shares of Common Stock for $100,000. The Notes are subject to a 10% original issue discount, which bear interest at the rate of 9.5%, and mature in seven months from the date of funding. The Notes are convertible at any time, at the option of the holder, into shares of Common Stock at a conversion rate of $2.85 per share. The Notes contain customary events of default, including the failure to repay principal and interest, failure to honor a conversion, bankruptcy, default on other debts, suspension or de-listing of the Common Stock, loss of DTC eligibility status, failure to reserve adequate shares, and failure to satisfy conditions of SEC Rule 144. In the event of default, the Notes become immediately due, are subject to a 35% penalty, and are eligible for conversion at the rate 65% of the lowest closing price for the trailing 20 days. The Warrants, which expire in 5 years, include an exercise price of $4.00 per share of Common Stock, subject to adjustment price if other warrants or convertible securities are issued by the Company at a rate of less than $2.00 per share.

On June 28, 2017, the Investor subscribed $100,000 for $110,000 in Notes and warrants to purchase 24,750 shares of Common Stock under the Purchase Agreement.

On July 3, 2017, the Company executed an extension (the “Amendment”) to a previously reported agreement that was effective January 11, 2017, which provided for shareholder awareness services. Pursuant to the Amendment, the Company agreed to extend the term of the original agreement through September 30, 2017. The Amendment provides the Company will compensate the consultant 75,000 shares of the Common Stock, earned over the course of the extension, and $127,500 in cash payments, of which $35,000 were paid by the execution date. The remaining $92,500 in cash payments will be made over the remaining course of the extension.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include the dilution to current stockholders as a result of the potential purchase price discount offered to the Investors, and the market overhang of shares available for sale that may develop as a result of the subsequent sale by the Investors of the shares of Common Stock underlying the Notes and the Warrants, as well as other risks detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: July 3, 2017	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
Name: Brian C. Essman
Title: Chief Financial Officer and Treasurer